                                         Exhibit 22


                    SUBSIDIARIES OF NORTHEAST SAVINGS, F.A.
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

Connecticut Realty Corp.                           Rhode Island

Connecticut Realty Corp. II                        Rhode Island

Connecticut Realty Corp. III                       Rhode Island

Connecticut Realty Corp. IV                        Rhode Island

Connecticut Realty Corp. V                         Rhode Island

Family Security Corporation                        New York

First Service Corporation of New England, Inc.     Massachusetts

First Service Insurance Agency, Incorporated       Massachusetts

NEMAC Escrow Corp.                                 Connecticut

NEMAC, INC.                                        Connecticut

NEMAC II, Inc.                                     Connecticut

NFRC I, Inc.                                       Connecticut

NFRC II, Inc.                                      Connecticut

NFRC III Inc.                                      Connecticut

NFRC IV, Inc.                                      Connecticut

NFRC V, Inc.                                       Connecticut

NFRC VI, Inc.                                      Connecticut

NFRC VII, Inc.                                     Connecticut

NFRC VIII, Inc.                                    Connecticut

NFRC IX, Inc.                                      Connecticut

NFRC X, Inc.                                       Connecticut

Northeast Charleston Corp.                         Connecticut

Northeast Federal Realty Corp.                     Connecticut

Northeast New Britain Corp.                        Connecticut

Nutmeg Realty Corp.                                Rhode Island

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